SUBSCRIPTION ESCROW AGREEMENT

THIS SUBSCRIPTION ESCROW AGREEMENT (the “Agreement”) is made and entered into as of January 13, 2017, by and among, STEM SALES, INC., a Florida corporation (the “Company”, “Registrant”, or “Client”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Escrow Agent”).  This Agreement shall be effective as provided in Paragraph 1 below.

WHEREAS, the Company proposes to offer and sell, on a best-efforts basis up to 1,000,000 shares of the Company’s Common Stock at a purchase price of $0.10 per share (the “Shares,” “Offering”) to investors pursuant to the Company's effective registration with the SEC in compliance with Rule 419 of the Securities Act of 1933; and

WHEREAS, the Company desires to establish an escrow in which funds (“Deposited Funds”) received from investors for the purchase of the Shares (the “Subscribers”) and the certificates representing the Shares purchased by the Subscribers (“Deposited Securities”) will be deposited with the Escrow Agent until termination of escrow as defined below, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth; and

WHEREAS, in order to subscribe for Shares, a Subscriber must deliver the full amount of its subscription: (i) by check in U.S. dollars, (ii) by wire transfer of immediately available funds in U.S. dollars, or (iii) as otherwise agreed to by the Company (collectively, the “Payment”), (iv) as otherwise agreed to by the Company (collectively, the “Offering Proceeds”, “Deposited Funds”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows:

1.

Establishment of Escrow Account

As of the date of this Agreement, the parties have established an Escrow Account with the Escrow Agent (the “Escrow Account”).

2.

Appointment of Escrow Agent; Deposits of Cash and Securities

(a)

The Client hereby appoints the Escrow Agent as its agent and custodian to hold and disburse the Deposited Funds and Deposited Securities deposited with the Escrow Agent pursuant to the terms of this Agreement.

(b)

Following the execution of this Agreement, the Client will cause to be delivered to the Escrow Agent from time to time any and all funds in its possession, received from the Subscribers upon the execution and delivery of this Agreement (the “Deposited Funds”).

3.

Rule 419 of the Securities Act of 1933 (“Rule 419”).

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the “Deposited Funds” and “Deposited Securities,” respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds (minus up to 10% which may be released to the company upon the meeting of the minimum offering) and Deposited Securities will be released to the Company and to Subscribers, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

4.

Deposit and Investment of the Offering Proceeds.

(a)

All Offering Proceeds shall be deposited promptly into the Escrow Account.

(b)

Deposited Funds shall be in the form of checks, drafts, or money orders payable to the order of the Escrow Agent.

(c)

Deposited Funds and interest or dividends thereon, if any, shall be held for the sole benefit of the Subscribers of the Deposited Securities.

(d)

Deposited Funds shall be invested in one of the following:

(i)

An obligation that constitutes a “deposit,” as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

(ii)

Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

(iii)

Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

(iv)

Absent written investment direction, the Escrow Agent will invest the Deposited Funds in the BB&T Trust Deposit Product, CUSIP #SA0000560 (“TDP”).

(e)

No interest or dividends shall be payable on the funds held in the Escrow Account until the funds are released in accordance with the provisions of this Agreement.

(f)

The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses, and dealer allowances permitted by paragraph (b)(2)(i) of Rule 419, only after such time as the minimum offering has been completed and upon written request of the Client.

5.

Deposit of Securities

(a)

All securities issued, sold or to be sold in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the Escrow Account prior to commencement of the Offering if already issued, or as soon as they are sold and issued thereafter. The identity of the purchaser of the Deposited Securities shall be included on the certificates or other documents evidencing such securities.

(b)

Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the Subscribers, who shall have voting rights, if any, with respect to the Deposited Securities held in their names, as provided by applicable state law. No transfer or other disposition of Deposited Securities held in the Escrow Account shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

(c)

Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Escrow Account.

6.

Post Effective Amendment

Once a proposed acquisition(s) of a business(es) meeting the above criteria has (have) been identified, Rule 419 requires the Company to update the registration statement of which this Agreement is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds to be disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions (e.g., the offering must be confirmed by Subscribers who represent 80% of the Offering Proceeds), which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

7.

Reconfirmation Offering

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(a)

The prospectus contained in the post-effective amendment will be sent to each Subscriber whose Deposited Securities are held in the Escrow Account within five business days after the effective date of the post-effective amendment;

(b)

Each Subscriber will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the Subscriber elects to remain an investor;

(c)

If the Company does not receive written notification from any Subscriber within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such Subscriber's behalf will be returned to the Subscriber within five business days by first class mail or other equally prompt means. The Company will send written disbursement instruction to the Escrow Agent including the amount of pro-rata interest owed to the Subscriber;

(d)

The acquisition(s) will be consummated only if Subscribers having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(e)

If a consummated acquisition(s) has not occurred within 18 months from the date of this Agreement, the Deposited Funds held in the Escrow Account shall be returned to all Subscribers on a pro rata basis within five business days by first class mail or other equally prompt means.  The Company will send written disbursement instruction to the Escrow Agent including the amount of pro-rata interest/dividends owed to each Subscriber if any.

8.

Release of Deposited Securities and Deposited Funds

(a)

The Escrow Agent will hold the Deposited Funds and Deposited Securities as specified in this Agreement until authorized hereunder to deliver such Deposited Funds or Deposited Securities as follows:

(i)

The Deposited Funds and Deposited Securities may be released to the Company and the Subscribers, respectively, after:

(1)

The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2)

The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

(ii)

If the minimum offering amount is not raised within 360 days (or 180 days if the company extends the offering period), the pro rata portion of the Deposited Funds will be returned to Subscribers.  The Company will send written disbursement instruction to the Escrow Agent including the amount of pro-rata interest/dividends owed to each Subscriber.

9.

Liability of Escrow Agent

(a)

In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement.  Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

(b)

The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all  losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by it resulting from any act or omission of the Company; provided, however, that the Company shall not indemnify the Escrow Agent for any losses, claims, damages, or expenses arising out of the Escrow Agent's willful default, misconduct, or gross negligence under this Agreement.

(c)

If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction, including the Circuit Court of Wilson County, North Carolina, all money or property in its possession under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement.  Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof.  The Company shall indemnify the Escrow Agent against its reasonable court costs and attorneys' fees incurred in filing such legal proceedings.

10.

Inability to Deliver

In the event that payments for subscriptions delivered to the Escrow Agent by the Company pursuant to this Agreement are not cleared through normal banking channels within 5 days after such delivery, the Escrow Agent shall return such uncleared payments to the Company.

11.

Notice

All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by facsimile confirmed by telephone call or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

If to the subscribers for Shares:

To their respective addresses as specified in their Subscription Agreements

If to the Company:

Robert M. Snibbe, Jr.

STEM SALES, INC.

801 West Bay Drive; Ste 418

Largo, FL  33770(727) 415-9409

snibbe@rmsnibbe.com

If to the Escrow Agent:

BRANCH BANKING AND TRUST COMPANY

223 West Nash Street

Wilson, NC 27893

Attention: Corporate Trust Services

12.

Fees to Escrow Agent

In consideration of the services to be provided by the Escrow Agent hereunder, the Company agrees to pay the fees to the Escrow Agent as shown in Attachment 1 hereto.

13.

General

(a)

This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of North Carolina applicable to contracts to be made and performed entirely in said state.

(b)

The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c)

This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

(d)

This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

(e)

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)

This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors, and assigns.

14.

Representation of the Company

The Company hereby acknowledges that the status of the Escrow Agent with respect to the Offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgement that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

15.

Resignation of Escrow Agent

If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent, or to modify this Agreement in any manner that the Escrow Agent shall deem undesirable, the Escrow Agent may resign by notifying the Company.  Such resignation shall become effective on the earlier to occur of (i) the acceptance by a successor Escrow Agent or (ii) sixty (60) days following the date upon which notice was mailed.  Until such time as the Escrow Agent has resigned in accordance herewith, the Escrow Agent shall perform its duties hereunder in accordance with the terms of this Agreement.

16.

Force Majeure

The Escrow Agent shall not be responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication service, accidents, labor disputes, acts of civil or military authority, or governmental actions.

IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date above first written.

The Registrant

STEM SALES, INC.

By: /S/ ROBERT M. SNIBBE, JR.

Name:

Robert M. Snibbe, Jr.

Title:

President

The Escrow Agent

BRANCH BANKING AND TRUST COMPANY

By:  /S/ MAURA S. POPE

Name:

Maura S. Pope

Title:

Vice President

ATTACHMENT I

Escrow Agent Fee Schedule

Setup Fee:

Waived

Note: This fee provides consideration for program review, due diligence and activities leading up to and including the account establishment.  This fee is payable in full on or before Closing Date, and shall not be pro-rated.

Administration Fee:

$3,000.00

Note: This fee is paid on an annual billing period, payable in advance and commencing Closing Date.

Investment Fee:

$0.00 per trade, per account

Note: This fee shall be charged each billing period, based [per trade; upon an estimate an of 0 trades per billing period; upon investment average invested balances at .0000% over each billing cycle].

Statement Fee:

$0.00 per year

Note: Accounts will initially be established with web-based online, view-only statement provider, TamLink.  These online services shall be available to the Client free of charge.  Online TamLink statements can be printed into a paper format and downloaded into data files that may be manipulated by the Client through Excel® or other analytical and reporting computer applications.  If the Client requests a paper statement, then the Client shall be charged at the rate of $1,000 per year.

Legal Fees:

At Cost ( None Anticipated )

Note:  BB&T may use legal counsel of its own selection (acceptable to the client), and all legal counsel expenses of BB&T shall be paid by the Client promptly upon presentment.  If permitted under the governing documents, the expenses shall be born by the trust.  If internal counsel is employed, a rate of $500 per hour will be applied.

Early Termination Fees:

$0.00 Plus Pro Rata Fees

Note: Due to the processing services required, termination fees for any reason, including but not limited to early call or put, defeasance, or sale and liquidation, shall entitle BB&T to a single Termination Fee as indicated above.  In addition, because BB&T has priced the services described herein, in part, on the basis of the program duration estimate of [insert length of time by years and months], in the event the program terminates prior to this estimated duration, BB&T shall be entitled to the pro-rata portion of fees on a present value basis using an annual discount rate of 10.00%.

Expenses:

0%

Note: These represent ordinary out-of-pocket expenses estimated as a percentage of the Administration Fee to be calculated by annual rate, and are payable on a pro-rata basis at the time each Administration Fee becomes due and payable.  These fees do not represent extraordinary fees or expenses not otherwise contemplated within this Fee Schedule or the governing documentation.

Caveats and Assumptions

1.

Unless representing titles, or terms defined herein, all capitalized terms shall be as defined in the above-named transaction. Final acceptance of the services contemplated herein shall be subject to a final due diligence and business review of the Agreement.

2.

All fees and expenses shall become due and payable at the time indicated above.  Any fees or expenses not received when due shall become available from the escrow account or as permitted under the governing documents.

3.

BB&T shall be entitled to a minimum of 0.0% per Permitted Investment trade.

4.

Fees and expenses quoted herein apply to services ordinarily rendered by BB&T as Escrow Agent under the governing documents, and they are subject to reasonable adjustment based on a final review of documents or when BB&T is called upon to undertake extraordinary duties or responsibilities not expressly contemplated in the governing documents, or as changes in law, procedures, or the cost of doing business demand.  Services in addition to or not contemplated in this Fee Schedule, including but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses unless otherwise expressed herein.  Transaction costs include charges for wire transfers, money transfers, checks, internal transfers, security transfers and transfers for investment.

5.

Unless otherwise indicated in the governing documents or herein, the above fees relate to the establishment of [1] escrow account.  Additional sub-accounts under the same governing documents or supplemental documents thereto may incur additional charges.

6.

In the event the above transaction is not completed, the Setup Fee and the first-year Administration Fee shall remain due and payable; and in the event such fees are paid they will not be refunded to the Client.